SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------




                                    Form 8-K




                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                          Date of Report: July 2, 2003
                        (Date of earliest event reported)




                          Pre-Paid Legal Services, Inc.
             (Exact name of registrant as specified in its charter)



                          (Commission File No. 1-9293)





          Oklahoma                                       73-1016728
(State or other jurisdiction                (I.R.S. Employer Identification No.)
      of incorporation)


    321 East Main Street
        Ada, Oklahoma                                    74821-0145
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code: (580) 436-1234


Item 7.    Financial Statements and Exhibits

         The following exhibits are included with this report:

   Exhibit No.                              Description

       99.1         Company Press Release dated July 2, 2003



Item 12. Results of Operation and Financial Condition

     On July 2, 2003, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its membership production and recruiting information for the three months ended June 30, 2003. A copy of the release is included as an exhibit to this report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   PRE-PAID LEGAL SERVICES, INC.


                                   By:       /s/ Randy Harp
                                   ---------------------------------------------
Date:  July 2, 2003               Randy Harp, Chief Operating Officer







                                INDEX TO EXHIBITS

Exhibit No.                                 Description

       99.1         Company Press Release dated July 2, 2003







For Immediate Release                               Company      Melanie Lawson
Wednesday, July 2, 2003                             Contact:      (580) 436-1234


               PRE-PAID LEGAL ANNOUNCES SECOND QUARTER PRODUCTION

     ADA, OK, July 2, 2003 - Pre-Paid Legal Services, Inc. (NYSE:PPD), today reported production highlights for the quarter ended June 30, 2003.

         Highlights of the quarter included:
         -----------------------------------
o        Membership base up 3.3% year over year
o        Purchase of more than one-half million treasury shares

Production results:                                              Three Months Ended
                                                        ------------------------------------
                                                        6/30/2003                 6/30/2002
                                                        ----------                ----------
New membership sales...............................        171,180      -17.0%       206,195

New sales associates recruited.....................         22,747      -50.5%       *45,962

 Active memberships at end of period................     1,405,121       +3.3%     1,360,502

  * assisted by the reduced sales associate entry price of $99 during June 2002.

     Harland Stonecipher, Chairman commented, "Although we're certainly not satisfied with our second quarter membership and recruiting numbers and are working to increase new membership sales and improve retention, our membership base grew sequentially quarter to quarter and year over year, which is an important performance indicator. The 2nd quarter of 2002 was the best quarter in the history of the Company in terms of new memberships and the second best in history in terms of new sales associates. For the month of June 2002, we lowered the fees for new associates to $99.


     "In the 2003-second quarter we expended approximately $12.3 million to repurchase stock under our stock repurchase program and expect to continue to use our cash flow to repurchase shares. We have reduced the diluted number of shares outstanding by 12% since June 30, 2002. We have also seen several positive developments during the second quarter including a change in the regulatory requirements in Texas, one of our largest membership states, second only to California. Effective no later than early 2004, our Texas sales associates will no longer have to go through the extensive insurance agent licensing process, which should enhance our recruiting efforts there. Additionally, we are approaching our largest leadership event in Company history later this month in Las Vegas with more than 12,000 sales associates already registered."


     About Pre-Paid Legal Services
     Pre-Paid Legal Services develops and markets legal service plans across North America. The plans provide for legal service benefits, including unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. More information can be located at the Company's homepage on the worldwide web at http://www.prepaidlegal.com.


     Safe Harbor Language
     Statements in this press release, other than purely historical information, including those statements above regarding future stock repurchases and additional funding arrangements, regarding the Company's future plans and objectives and expected operating results, and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to the Company's business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by the Company with the Securities and Exchange Commission, including (among others) those listed in the Company's Form 10-K and Form 10-Q, and include the risks that the Company's membership persistency or renewal rates may decline, that the Company may not be able to continue to grow its memberships and earnings, that the Company is dependent on the continued active participation of its principal executive officer, that pending or future litigation may have a material adverse effect on the Company if resolved unfavorably to the Company, that the Company could be adversely affected by regulatory developments, that competition could adversely affect the Company, that the Company is substantially dependent on its marketing force, that regulatory changes may not benefit the Company as anticipated and that the Company's stock price may be affected by short sellers. Please refer to pages 37 and 38 of the Company's 2002 Form 10-K and pages 8 through 10 of the Company's March 31, 2003 Form 10-Q for a more complete description of these risks. The Company undertakes no duty to update any of the forward-looking statements in this release.